SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported)                   June 15, 2016

ELDORADO RESORTS, INC.

(exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

001-36629	46-3657681
(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, Suite 1150

Reno, NV

(Address of principal executive offices)

89501

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (775) 328-0100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

Eldorado Resorts, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2016.  The following is a summary of the matters voted upon at the Annual Meeting and the votes cast on each matter.

Proposal 1: Election of Directors

The stockholders elected the Company’s nominees to the Board of Directors of the Company (the “Board”). The nominees for election to the Board, the number and type of votes cast with respect to each nominee, as well as the number of broker non-votes with respect to each nominee, were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gary L. Carano	38,811,862	561,400	4,487,844
Frank J. Fahrenkopf Jr.	39,307,957	63,305	4,487,844
James B. Hawkins	38,861,300	511,962	4,487,844
Michael E. Pegram	39,327,081	46,181	4,487,844
Thomas R. Reeg	38,207,000	1,166,262	4,487,844
David P. Tomick	39,328,703	44,559	4,487,844
Roger P. Wagner	39,326,561	46,701	4,487,844

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum was present.

Proposal 2: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016

The stockholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
43,728,666	26,633	105,807	0

The foregoing Proposal 2 was approved.

Proposal 3: “Say-on-pay” non-binding advisory vote

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
39,125,736	152,755	9,477	4,487,844

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELDORADO RESORTS, INC.

		By:	/S/ GARY L. CARANO

Name: Gary L. Carano
Title: Chief Executive Officer
Date:	June 20, 2016